Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Community Bancorp on Form S-8 of our report, dated February 18, 2005, included in the Annual Report on Form 10-K of Community Bancorp for the year ended December 31, 2004.

McGLADREY & PULLEN, LLP

Las Vegas, Nevada

July 13, 2005

McGladrey & Pullen, LLP is an independent member firm of

RSM International, an affiliation of independent accounting

and consulting firms.